Exhibit 10.2

FORBEARANCE AGREEMENT REGARDING TERM LOAN AGREEMENT

THIS FORBEARANCE AGREEMENT REGARDING TERM LOAN AGREEMENT is made as of April 11, 2014 (this “Agreement”) with reference to that certain Term Loan Agreement dated as of December 16, 2010 (as amended and as in effect immediately prior to the effectiveness of this Agreement, the “Term Loan Agreement”), among CommonWealth REIT, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), the lenders parties thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and certain other parties.

WHEREAS, the Borrower has notified the Administrative Agent and the Lenders that an Event of Default has occurred under Section 10.1.(l)(ii) of the Term Loan Agreement as a result of the entire Board of Trustees being removed without cause pursuant to shareholder written consents (the “Change of Control Event of Default”);

WHEREAS, the Borrower desires that the Administrative Agent and the Lenders forbear from exercising certain remedies available to them under the Loan Documents subject to the terms of this Agreement; and

WHEREAS, subject to the terms and conditions contained herein, the Administrative Agent and the Lenders are willing to forbear from exercising certain remedies available to them solely as a result of the existence of the Change of Control Event of Default or the occurrence of any of the Events of Default described on Schedule 1 attached hereto (together with the Change of Control Event of Default, the “Specified Events of Default”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1.  Agreement to Forbear.  Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders each agrees that during the Forbearance Period (as defined below) it will not, solely by reason of the existence of the Change of Control Event of Default or the occurrence of any other Specified Event of Default exercise any of the following rights or remedies available to the Administrative Agent or any of the Lenders under or in respect of the Term Loan Agreement or the other Loan Documents:

(a)        the right to declare (i) the principal of, and accrued interest on, the Loans and the Notes and (ii) all of the other Obligations, to be due and payable; and

(b)        subject to the immediately following paragraph, the right to require that any or all of the Obligations bear interest at the Post-Default Rate.

The Borrower acknowledges that during the period from the date of this Agreement until the date 45 days after the date of this Agreement (or such longer period as the Requisite Lenders may agree in their sole discretion), the Administrative Agent and the Lenders may meet or have discussions with individuals who may become members of the Borrower’s Board of Trustees or the Borrower’s senior management, among other things, to allow such individuals to make presentations regarding their business plans for the Borrower.  The Borrower consents to the Administrative Agent and the Lenders participating in such meetings and discussions.  If they so elect in their sole discretion, the Requisite Lenders may, following any such meetings or discussions or in any event the end of such period, by written notice from the Administrative Agent to the Borrower, elect, effective upon the giving of such notice, to apply the Post-

Default Rate to any or all of the outstanding Obligations regardless of whether such Obligations have not been paid when due.  Failure of the Requisite Lenders to provide such notice shall not constitute a waiver of their right to impose the Post-Default Rate of interest at any other time.

Section 2.  Duration of Forbearance Period.  The agreement of the Administrative Agent and the Lenders contained in the immediately preceding Section shall remain in effect during the period (the “Forbearance Period”) from the date this Agreement first becomes effective in accordance with Section 4 below to the first to occur of the following:

(a)        5:00 p.m. Eastern time on July 10, 2014;

(b)        5:00 p.m. Eastern time on the date 21 calendar days following the date on which the shareholders of the Borrower elect a replacement Board of Trustees;

(c)        any Event of Default (other than any of the Specified Events of Default);

(d)        the Borrower permits the aggregate amount of Unrestricted Cash to be less than (i) $150,000,000 plus (ii) 80.0% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries after the date hereof from any Asset Dispositions;

(e)        the Borrower exercises its Repurchase Right (as defined in Articles Supplementary (the “Series D Preferred Designation”) for the Borrower’s 6-1/2% Series D Cumulative Convertible Preferred Shares (the “Series D Preferred Shares”)); or

(f)        the Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in this Agreement and the Administrative Agent, at the direction of the Requisite Lenders, shall have given the Borrower written notice that the Forbearance Period has terminated because of such failure.

Upon the termination of the Forbearance Period, the Administrative Agent and the Lenders shall have, and may exercise from time to time, any and all of the rights and remedies available to them under the Loan Documents, Applicable Law or otherwise as a consequence of any Default or Event of Default then in existence, without further notice or demand.

Section 3.  Acknowledgment of Borrower.  The Borrower acknowledges that because an Event of Default exists, the Borrower may not request, and the Administrative Agent and the Lenders shall not be obligated to permit, the Continuation of any LIBOR Loans or the Conversion of any Base Rate Loans into LIBOR Loans.

Section 4.  Conditions Precedent.  The effectiveness of this Agreement (other than Section 10 below which shall become effective upon the Borrower’s execution and delivery of a counterpart of this Agreement to the Administrative Agent) is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)        a counterpart of this Agreement duly acknowledged and agreed by the Borrower and the Guarantors, and executed and delivered by the Administrative Agent and Lenders constituting the Requisite Lenders;

(b)        receipt by the Administrative Agent of the fees payable under Section 6 below and evidence that all other fees, expenses and reimbursement amounts due and payable to the Administrative

Agent, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(c)        projected statements of cash flow for the Borrower and its Subsidiaries for the immediately following two fiscal quarters, which may be subject to reasonable assumptions and qualifications;

(d)        evidence that a forbearance arrangement (the “Credit Agreement Forbearance Agreement”) upon substantially the same terms and conditions as this Agreement has been entered into with respect to that certain Credit Agreement dated as of August 9, 2010 by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto (as amended and in effect on the date hereof, the “Credit Agreement”); and

(e)        such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 5.  Certain Permitted Dispositions; Conversion, etc. of Series D Preferred Shares.  The Lenders agree that during the Forbearance Period the existence of the Change of Control Event of Default and the occurrence of any of the other Specified Events of Default shall not (i) prohibit the Borrower, any other Loan Party or any other Subsidiary from conveying, selling, transferring or otherwise disposing of any of the Properties identified on Schedule 2 attached hereto otherwise permitted under Section 9.4.(a) of the Term Loan Agreement or (ii) prohibit the Borrower from issuing its common shares, or from paying cash in lieu of issuing fractional common shares, in each case solely in connection with the exercise by a holder, in accordance with the Series D Preferred Designation, of its right to convert its Series D Preferred Shares into common shares of the Borrower.

Section 6.  Forbearance Fee.  As provided in Section 4(b) above, it is a condition to the effectiveness of this Agreement that the Borrower pay to the Administrative Agent for the account of each Lender executing and delivering this Agreement prior to the satisfaction or waiver of the other conditions precedent in Section 4 above a fee equal to 0.05% of the outstanding principal amount of such Lender’s Loan.

Section 7.  No Waiver.  Neither the existence of this Agreement nor the agreement of the Administrative Agent and the Lenders to forbear as provided herein is, nor shall either be deemed or construed in any way to be, a waiver of any Default or Event of Default, including without limitation, the Change of Control Event of Default or any of the other Specified Events of Default should they occur.

Section 8.  Understandings.  This Agreement is given upon the condition that (a) this Agreement is understood to be in the nature of an interim arrangement among the Administrative Agent, the Lenders and the Borrower, (b) none of the Administrative Agent and the Lenders has given any assurance that it will provide a waiver of the Change of Control Event of Default, any of the other Specified Events of Default or any other Default or Event of Default and (c) none of the Administrative Agent and the Lenders has given any assurance that it will or is under any obligation to extend, and in its sole and absolute discretion may refuse to extend, its forbearance beyond the Forbearance Period.

Section 9.  Effect.  The terms and conditions of the Term Loan Agreement and the other Loan Documents remain in full force and effect.  The Term Loan Agreement is hereby ratified and confirmed in all respects.  Except as expressly provided in this Agreement, nothing in this Agreement shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Term Loan Agreement, any other Loan Document, Applicable Law or otherwise.  No failure or delay by the Administrative Agent, the Lenders or any one of them in exercising any right, power or privilege under any Loan Document, or any other action taken or not taken or statement made, during the period prior to the date hereof or during the Forbearance Period shall operate as a waiver thereof or obligate the Administrative Agent or any Lender to agree to an extension of the forbearance provided hereby or any waiver under or amendment to any Loan Document.

Section 10.  Release of Claims.  Notwithstanding the failure of any condition precedent set forth in Section 4 above to be satisfied, the Borrower hereby forever releases and forever discharges the Administrative Agent, the Lenders, the Lead Arrangers, the Syndication Agents and their respective Affiliates and their and their Affiliates’ respective subsidiaries, parents, shareholders, partners, officers, directors, employees, agents, attorneys, heirs, successors and assigns, both present and former (collectively, the “Released Parties”) from any and all claims, actions, causes of action, defenses, suits, controversies, damages, judgments and demands whatsoever, asserted or unasserted, in contract, tort, law, equity or otherwise (collectively, “Claims”) which the Borrower has or may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof that in any way may arise out of, be connected to or in any other way be related to any of the Loan Documents, including but not limited to any Claim that relates to, in whole or in part, directly or indirectly, (a) the making or administration of the Loans, (b) any such Claims based on fraud, mistake, duress, usury or misrepresentation, or any other Claim based on so-called “lender liability” theories, (c) any actions or omissions of any of the Administrative Agent, any Lender or any other Released Party in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or available under Applicable Law or otherwise, (d) lost profits, (e) loss of business opportunity, (f) increased financing costs, (g) increased legal or other administrative fees or (h) damages to business reputation.  Furthermore, the Borrower hereby covenants and agrees not to bring, commence, prosecute, maintain, or cause or permit to be brought, commenced, prosecuted or maintained, any suit or action, either at law or in equity, in any court or before any other administrative or judicial authority, regarding any cause of action or other Claim the Borrower may have against any of the Administrative Agent, any Lender or any other Released Party arising out of, in connection with or in any way relating to any of the Loan Documents or otherwise.

Section 11.  No Third Party Beneficiaries.  No Person other than the Borrower, the Administrative Agent and the Lenders is intended to be a beneficiary hereof and no Person other than the Borrower, the Administrative Agent and the Lenders shall be authorized to rely upon the contents of this Agreement.

Section 12.  Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof.

Section 13.  Loan Document.  This Agreement shall constitute a “Loan Document” for all purposes of the Term Loan Agreement.

Section 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 16.  Amendments.  This Agreement may not be amended except in a writing signed by the applicable Lenders required under the terms of the Term Loan Agreement, the Administrative Agent and the Borrower.

Section 17.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Term Loan Agreement.  The following terms shall have the following meanings for purposes of this Agreement:

“Asset Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Net Cash Proceeds” means, with respect to an Asset Disposition, (a)  all cash and Cash Equivalents received in connection with such Asset Disposition (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (b) the sum of (i) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by any of the assets subject to such Asset Disposition and is required to be repaid (or defeased with cash proceeds from such Asset Disposition) in connection with such Asset Disposition, (ii) reasonable out-of-pocket fees and expenses (including attorneys’ fees, investment banking or defeasance fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) incurred by the Borrower or any Subsidiary in connection with such Asset Disposition, (iii) taxes paid or reasonably estimated to be payable in connection with such Asset Disposition and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 in the aggregate and (y) no such net cash proceeds shall constitute Net Cash Proceeds until the aggregate amount of all such net cash proceeds from Asset Dispositions effected after the date of this Agreement shall exceed $20,000,000.

“Unrestricted Cash” means cash and Cash Equivalents held by the Borrower and its Subsidiaries other than tenant deposits and other cash and Cash Equivalents that are subject to a Lien or a Negative Pledge (other than pursuant to the Credit Agreement or the Term Loan Agreement) or the disposition of which is restricted in any way.

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Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

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REGIONS BANK, as a Lender

By:	/s/ Michael R. Mellott
Name:	Michael R. Mellott
Title:	Director

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Authorized Signatory

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COMPASS BANK, as a Lender

By:	/s/ S. Kent Gorman
Name:	S. Kent Gorman
Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Heller
Name:	David Heller
Title:	Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John R. Roach, Jr.
Name:	John R. Roach, Jr.
Title:	Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Director

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

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UNION BANK, N.A., as a Lender

By:	/s/ John Feeney
Name:	John Feeney
Title:	Senior Director

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Steve Whitcomb
Name:	Steve Whitcomb
Title:	Senior Vice President

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TD BANK, N.A., as a Lender

By:	/s/ Paula Mello
Name:	Paula Mello
Title:	Vice President

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FIRST HAWAIIAN BANK, as a Lender

By:	/s/ Derek Chang
Name:	Derek Chang
Title:	Vice President

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COMERICA BANK, as a Lender

By:	/s/ Casey L. Stevenson
Name:	Casey L. Stevenson
Title:	Vice President

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Ryuichi Nishizawa
Name:	Ryuichi Nishizawa
Title:	Managing Director

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HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Michael D. Mitro
Name:	Michael D. Mitro
Title:	Senior Vice President

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Acknowledged and accepted:

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Treasurer and Chief Financial Officer

ASA PROPERTIES TRUST
BLUE DOG LLC
BLUE DOG PROPERTIES TRUST
CANDLER ASSOCIATES, L.L.C.
CANDLER PROPERTY TRUST
CW LA PROPERTIES TRUST
CW NOM LLC
FIRST ASSOCIATES LLC
HAWAII 2X5 O PROPERTIES TRUST
HRPT LENEXA PROPERTIES TRUST
HUB ACQUISITION TRUST
HUB MADRONE PROPERTIES LLC
HUB MID-WEST LLC
HUB PROPERTIES GA LLC
HUB PROPERTIES TRUST
HUB REALTY FUNDING, INC.
INDEMNITY COLLECTION CORPORATION
OSCAR PROPERTIES TRUST

By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Treasurer and Chief Financial Officer

HRPT MEDICAL BUILDINGS REALTY TRUST
HUB MA REALTY TRUST
MOB REALTY TRUST
PUTNAM PLACE REALTY TRUST

By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Trustee

Schedule 1

Additional Specified Events of Default

1.                                    An Event of Default under Section 10.1.(b)(ii) of the Term Loan Agreement resulting from the failure of the quarterly financial statements to be provided by the Borrower under Section 8.1. of the Term Loan Agreement, and the Compliance Certificate to be provided by the Borrower with such financial statements pursuant to Section 8.3. of the Term Loan Agreement, to be certified or executed, as applicable, by the Borrower’s chief financial officer or chief accounting officer, in each case solely as a result of the removal of the Board of Trustees of the Borrower.

2.                                    An Event of Default under Section 10.1.(b)(i) of the Term Loan Agreement resulting from the failure of the Borrower to provide notice to the Administrative Agent pursuant to Section 8.4.(h) of the Term Loan Agreement of the occurrence of any Event of Default (or Default that will become an Event of Default) described in the immediately preceding paragraph 1.

3.                                    An Event of Default under Section 10.1.(d)(iii) or 10.1.(d)(iv) of the Term Loan Agreement resulting solely from the existence or occurrence of any of the Specified Events of Default (as defined in the Credit Agreement Forbearance Agreement).

Schedule 2

Permitted Dispositions

Address	City	State	Owner
18705-18715 Madrone Pkwy.	Morgan Hill	CA	Hub Madrone Properties LLC
18735 Madrone Pkwy.	Morgan Hill	CA	Hub Madrone Properties LLC
25 Center Street	Stafford	VA	CW Stafford I Properties Trust
24 Center Street	Stafford	VA	CW Stafford II Properties Trust
16 Center Street	Stafford	VA	CW Stafford III Properties Trust
10 Center Street	Stafford	VA	CW Stafford IV Properties Trust